    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 19, 1995

                             SUBJECT TO AMENDMENT.

                                                       REGISTRATION NO. 33-63511

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                   FORM S-3/A

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                         CAPITAL PACIFIC HOLDINGS, INC.

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                            ------------------------

             DELAWARE                            1521                           95-2956559
 (STATE OR OTHER JURISDICTION OF     (PRIMARY STANDARD INDUSTRIAL            (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)     CLASSIFICATION CODE NUMBER)           IDENTIFICATION NO.)

                      4100 MACARTHUR BOULEVARD, SUITE 200
                        NEWPORT BEACH, CALIFORNIA 92660
                                  714-622-8400
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                      ANTHONY M. LAUGHLIN, VICE PRESIDENT,
                            CHIEF FINANCIAL OFFICER
                      4100 MACARTHUR BOULEVARD, SUITE 200
                        NEWPORT BEACH, CALIFORNIA 92660
                                  714-622-8400
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

  THE COMMISSION IS REQUIRED TO MAIL SIGNED COPIES OF ALL ORDERS, NOTICES AND
                               COMMUNICATIONS TO:

                             DAG WILKINSON, ESQUIRE
                             WILEY, REIN & FIELDING
                              1776 K STREET, N.W.
                            WASHINGTON, D. C. 20006
                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   From time to time after the effective date of this Registration Statement.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box: /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                            ------------------------

                        CALCULATION OF REGISTRATION FEE


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                                       AMOUNT        PROPOSED MAXIMUM   PROPOSED MAXIMUM
     TITLE OF EACH CLASS OF            TO BE          OFFERING PRICE       AGGREGATE          AMOUNT OF
  SECURITIES TO BE REGISTERED        REGISTERED         PER UNIT**       OFFERING PRICE    REGISTRATION FEE
------------------------------------------------------------------------------------------------------------
Warrants........................  790,000 Warrants          --                 --                 --
Common Stock issuable upon
  exercise...................... 790,000 Shares***        $3.30           $2,607,000*          $898.96
Total...........................                                                             $898.96****
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


* Calculated based upon the exercise price of the Warrants solely for the purpose of calculating the registration fee pursuant to Rule 457 (g).

**   Calculated based upon Rule 457 (c).

*** Represents the number of shares of Common Stock initially issuable upon exercise of the Warrants. This Registration Statement also includes such indeterminable number of additional shares of Common Stock as may be issuable upon exercise of the Warrants as a result of antidilution provisions contained therein.


**** A registration fee of $898.96 has previously been paid by the Company.

                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
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

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on October 18, 1995.

                                          Capital Pacific Holdings, Inc.

                                          By:         /s/ Dale Dowers
                                             ----------------------------------
                                             President, Chief Operating Officer
                                                        and Director

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Hadi Makarechian and Dale Dowers and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
                            ------------------------

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

                 SIGNATURE                                 TITLE                      DATE
--------------------------------------------  -------------------------------  ------------------
          /s/ Hadi Makarechian                         Chairman, CEO             October 18, 1995
--------------------------------------------
              Hadi Makarechian

            /s/ Dale Dowers                      Director, President, COO        October 18, 1995
--------------------------------------------
                Dale Dowers

          /s/ William A. Funk                            Director                October 18, 1995
--------------------------------------------
              William A. Funk

           /s/ Allan L. Acree                            Director                October 18, 1995
--------------------------------------------
               Allan L. Acree

        /s/ Karlheinz M. Kaiser                          Director                October 18, 1995
--------------------------------------------
            Karlheinz M. Kaiser

        /s/ Anthony M. Laughlin               CFO, Vice President, Secretary     October 18, 1995
--------------------------------------------       (Chief Financial and
            Anthony M. Laughlin                     Accounting Officer)

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